Exhibit 23.1


           CONSENT OF DELOITTE & TOUCHE, LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of 3Com Corporation on Form S-8 (and related prospectus(es) pertaining to the 1984 Employee Stock Purchase Plan, the Director Stock Option Plan and the 1983 Stock Option Plan) of our report dated June 23, 1998 appearing in the Annual Report on Form 10-K of 3Com Corporation for the year ended May 31, 1998.


DELOITTE & TOUCHE, LLP

/S/ DELOITTE & TOUCHE, LLP

San Jose, California
January 6, 1999